UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2016
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Adelphi Plaza Upper George’s Street, Dún Laoghaire Co. Dublin, A96 T927 Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2016, the Board of Directors of Prothena Corporation plc (the “Company”) appointed Gene G. Kinney, Ph.D., as the Company’s Chief Operating Officer, effective immediately. In this newly created position, Dr. Kinney will be responsible for an integrated research, development and commercial organization, and several additional key organizational functions within the company. He also retains his title and responsibilities as Chief Scientific Officer. Dr. Kinney had held the position of Chief Scientific Officer and Head of Research and Development since Prothena was established in December 2012, leading the team responsible for advancing a robust clinical pipeline into late-stage clinical development as well as generating novel antibody targets in discovery.
Dr. Kinney, age 47, is an experienced biotechnology executive and has held positions across pharmaceutical, biotechnology and academic organizations. In positions of increasing scope, he has held responsibility for overseeing portfolio strategy, leading R&D teams and supporting commercial product launches. Dr. Kinney has served as the Company’s Chief Scientific Officer and Head of Research and Development since 2012. Prior to that, he was Senior Vice President of Pharmacological Sciences (a position he held from 2011 to 2012), and Vice President, Pharmacology (a position he held from 2009 to 2011) for Elan Pharmaceuticals, Inc; while in those positions, Dr. Kinney also served as Head of Nonclinical Research for Janssen Alzheimer Immunotherapy R&D. From 2001 to 2009, he was Senior Director, Head of Central Pharmacology and acting lead for Bioanalytics & Pathology at the Merck Research Laboratories, where he contributed to the strategic direction and oversight of drug discovery activities and led a number of non-clinical discovery and clinical development programs targeted for the treatment of neurodegenerative and psychiatric conditions. Dr. Kinney also held positions at Bristol-Myers Squibb and was an Assistant Professor at the Emory University School of Medicine, Department of Psychiatry and Behavioral Sciences. He earned his B.A. from Bloomsburg University and his M.A. and Ph.D. from Florida Atlantic University.
In connection with Dr. Kinney’s promotion to Chief Operating Officer, his annual base salary was increased from $400,000 to $450,000, and his targeted bonus opportunity under the Company’s Incentive Compensation Plan for the fiscal year 2016 performance period was increased from 40 percent to 50 percent of his base salary earned in 2016 (applied pro rata). In addition, Dr. Kinney was granted a nonqualified stock option under the Company’s Amended and Restated 2012 Long Term Incentive Plan to acquire 50,000 ordinary shares of the Company, which option was granted on September 1, 2016 and has an exercise price per share equal to the closing market price of the Company’s ordinary shares on that date. This option will vest and become exercisable over four years from the grant date, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing three years, subject to Dr. Kinney’s continued service with the Company (except in the event of certain terminations of employment).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 6, 2016	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer